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Exhibit 10.7

Full Recourse Promissory Note

Dallas, Texas

[Principal Amount]	[Date

        Reference is made to that certain Subscription Agreement dated of even date herewith (the "Subscription Agreement"), by and between the undersigned ("Subscriber") and Crosstex Energy Holdings Inc., a Delaware corporation (the "Company"). This Full Recourse Promissory Note (the "Note") is being tendered by Subscriber to the Company as part of the total purchase price of the Shares (as defined below) pursuant to the Subscription Agreement.

        1.     Obligation. In exchange for the issuance to Subscriber pursuant to the Subscription Agreement of twenty thousand (20,000) shares of the Company's [Class/Series of Capital Stock], par value $.01 per share (the "Shares"), the receipt of which is hereby acknowledged, Subscriber hereby promises to pay to the order of the Company on the earlier to occur of (i) [Maturity Date] or (ii) the date that is six months following the date the Subscriber ceases to be an employee of the Company (such earlier date is herein referred to as the ("Maturity Date") at the Company's principal place of business, or at such other place as the Company may direct, the principal sum of [Principal Amount] together with interest compounded annually on the unpaid principal at the rate of [Interest Rate]% per annum, which rate is not less than the minimum rate established pursuant to Section 1274(d) of the Internal Revenue Code of 1986, as amended, on the earliest date on which there was a binding contract in writing for the purchase of the Shares. Upon the occurrence and during the continuance of an Event of Default (as defined below), the unpaid principal balance of, and all accrued and unpaid interest on, this Note shall bear interest at the rate of 12% per annum. All payments hereunder shall be made in lawful tender of the United States. Notwithstanding anything to the contrary contained herein, in the Pledge Agreement (as defined below) or in the Subscription Agreement, in no event shall the interest payable hereon, whether before or after maturity, exceed the maximum amount of interest which, under applicable law, may be charged hereon to the Subscriber.

        2.     Security. Performance of Subscriber's obligations under this Note is secured by a security interest in the Shares granted to the Company by Subscriber under a Stock Pledge Agreement dated of even date herewith between the Company and Subscriber (the "Pledge Agreement").

        3.     Events of Default. Subscriber will be deemed to be in default under this Note upon the occurrence of any of the following events (each an "Event of Default"): (i) upon Subscriber's failure to make any payment when due under this Note, whether at the Maturity Date or otherwise; (ii) the failure of any representation or warranty in the Pledge Agreement to have been true, the failure of Subscriber to perform any obligation under the Pledge Agreement, or upon any other breach by Subscriber of the Pledge Agreement; (iii) any voluntary or involuntary transfer of any of the Shares or any interest therein (except a transfer to the Company) in violation of any term of that certain Stockholders' Agreement dated May 5, 2000; (iv) upon the filing regarding the Subscriber of any voluntary or involuntary petition for relief under the United States Bankruptcy Code or the initiation of any proceeding under federal law or law of any other jurisdiction for the general relief of debtors; or (v) upon the execution by Subscriber of an assignment for the benefit of creditors or the appointment of a receiver, custodian, trustee or similar party to take possession of Subscriber's assets or property.

        4.     Acceleration; Remedies On Default. Upon the occurrence of an Event of Default described in Section 3(v) or 3(vi) above, this Note shall thereupon be immediately due and payable, without demand, presentment, notice of demand or of dishonor and nonpayment, protest, notice of protest, notice of intention to accelerate, declaration or notice of acceleration, or any other notice or declaration of any kind, all of which are hereby expressly waived by the Subscriber. During the continuance of any other Event of Default, the Company at any time and from time to time may without notice to the Subscriber declare any or all of this Note immediately due and payable, and this

Note shall thereupon be immediately due and payable, without demand, presentment, notice of demand or of dishonor and nonpayment, protest, notice of protest, notice of intention to accelerate, declaration or notice of acceleration, or any other notice or declaration of any kind, all of which are hereby expressly waived by Borrower. In addition, upon the occurrence of an Event of Default the Company will have, without limitation of its rights and remedies under this Note or the Pledge Agreement, full recourse against any real, personal, tangible or intangible assets of Subscriber, and may pursue any legal or equitable remedies that are available to it.

        5.     Rule 144 Holding Period. SUBSCRIBER UNDERSTANDS THAT PURSUANT TO SECTION 144(d)(2) PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1993 ACT"), THE HOLDING PERIOD SPECIFIED UNDER RULE 144(d) OF THE 1933 ACT WILL NOT BEGIN TO RUN WITH RESPECT TO SHARES PURCHASED WITH THIS NOTE UNTIL EITHER (i) THE PURCHASE PRICE OF SUCH SHARES IS PAID IN FULL IN CASH OR BY OTHER PROPERTY ACCEPTED BY THE COMPANY, OR (ii) THIS NOTE IS SECURED BY COLLATERAL, OTHER THAN THE SHARES THAT HAVE NOT BEEN FULLY PAID FOR IN CASH, HAVING A FAIR MARKET VALUE AT LEAST EQUAL TO THE AMOUNT OF SUBSCRIBER'S THEN OUTSTANDING OBLIGATION UNDER THIS NOTE (INCLUDING ACCRUED INTEREST).

        6.     Prepayment. Prepayment of principal and/or other amounts owed under this Note may be made at any time without penalty; provided, however, that Subscriber shall make mandatory prepayments of amounts owed under this Note to the extent of any proceeds attributable to the Shares that may arise on account of any (a) sale of all or substantially all of the assets of the Company, or (b) any merger, consolidation, reorganization or other transaction involving the Company after giving effect to which the holders of a majority of the outstanding equity interests (on a fully diluted basis) of the Company immediately prior to such transaction will not own a majority of the outstanding equity interests immediately following such transaction. Unless otherwise agreed in writing by the Company, each payment will be applied to the extent of available funds from such payment in the following order: (i) first to the accrued and unpaid costs and expenses under the Note or the Pledge Agreement, (ii) then to accrued but unpaid interest, and (iii) lastly to the outstanding principal.

        7.     Governing Law. The validity, construction and performance of this Note will be governed by the internal laws of the State of New York, excluding that body of law pertaining to conflicts of law.

        8.     Attorneys' Fees; Waivers. If this Note is placed in the hands of an attorney for collection after default, or if all or any part of the indebtedness represented hereby is proved, established or collected in any court or in any bankruptcy, receivership, debtor relief, probate or other court proceedings, the Subscriber and all endorsers, sureties and guarantors of this Note jointly and severally agree to pay reasonable attorneys' fees and collection costs to the holder hereof in addition to the principal and interest payable hereunder. The Subscriber and all endorsers, sureties and guarantors of this Note hereby severally waive demand, presentment for payment, protest, notice of protest, notice of intention to accelerate the maturity of this Note, notice of the acceleration of the maturity of this Note, diligence in collecting, the bringing of any suit against any party and any notice of or defense on account of any extensions, renewals, partial payments or changes in any manner of or in this Note or in any of its terms, provisions and covenants, or any releases or substitutions of any security, or any delay, indulgence or other act of any trustee or any holder hereof, whether before or after maturity.

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        IN WITNESS WHEREOF, Subscriber has executed this Note as of the date and year first above written.

Subscriber Name	Subscriber's Signature

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  Exhibit 10.7
Full Recourse Promissory Note